AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         EMERGENT FINANCIAL GROUP, INC.

The  undersigned  hereby  certifies  that:

     1. The present name of this corporation is Emergent Financial Group, Inc. (the "Corporation"). This Amended and Restated Certificate of
                -----------
          Incorporation incorporates all prior amendments to the Corporation's Certificate of Incorporation. The Corporation was originally incorporated under the name Shanecy, Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 31, 1994. The above Amended and Restated Certificate of Incorporation, herein certified, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

     2. The undersigned is the duly elected Chairman and Chief Executive Officer of the Corporation.

     3. That in lieu of a meeting and vote of stockholders, a majority of the stockholders have given written consent to said amendment and restatement in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     4. That the amendment and restatement contained herein was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     5. The number of shares of the Company outstanding and entitled to vote on an amendment to the Articles of Incorporation is 112,914,490; that the said changes and amendment have been consented to and approved by a vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     6. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read as follows:

     FIRST: The name of the Corporation is Emergent Financial Group, Inc.
     -----

     SECOND:  The address of the registered office in the State of Delaware is
     -------
1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Systems, Inc., in the County of New Castle.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware ("General Corporation Law")
                  -----------------------

     FOURTH:  The  total  number  of  shares of stock the Corporation shall have
     ------
authority to issue is (i) 300,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and (ii) 25,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). All stock splits prior to the date hereof shall be and remain in full force and effect.

          The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

     (a)     Preferred.  The Corporation's board of directors (hereafter called
             ---------
"Board of Directors" or "Board") is authorized to adopt at any time, or from time to time, amendments to this Amended and Restated Certificate of Incorporation with respect to any unissued and/or treasury shares of Preferred Stock, and thereby to fix or change the division of shares of the Preferred Stock into classes and/or into series within any class or classes, and to fix or change the determination of the voting rights, designations, preferences, limitations, special rights and relative rights of the shares of any class or series. The Board shall adopt and create any such class or series by attaching a Certificate of Designations to this Amended and Restated Certificate of Incorporation, which may be accomplished by an appropriate amendment to this Article Four. As of November 15, 2001, there currently exists SERIES A CONVERTIBLE PREFERRED STOCK, as set forth on Exhibit A hereto, SERIES D CONVERTIBLE PREFERRED STOCK, as set forth on Exhibit B hereto, and SENIOR SERIES E PREFERRED STOCK, as set forth on Exhibit C hereto. All of the Corporation's Series B Convertible Preferred stock has been converted into common stock by the holders thereof, and is therefore cancelled, and the certificate of designations relating thereto is hereby deleted. The authority of the Board with respect to each class or series of Preferred Stock shall include, but not be limited to, determination of the following:

          i. The number of shares constituting that class or series and the distinctive designation of that class or series;

          ii. The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates:

          iii. Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights:

          iv. Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          v. Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or he holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

          vi. The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          vii. Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

     (b)     Common Stock.  Each share of Common Stock shall be entitled to one
             ------------
vote on all matters submitted to a vote of shareholders except as the right to exercise such note may be limited by the provisions of these Articles of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to the shareholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

     FIFTH: The Board of Directors shall be divided into three classes (Class 1,
     -----
Class 2 and Class 3), as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year beginning with Class 1, then Class 2, and finally Class
3. At the annual meeting of shareholders in the year 2000, directors in Class 1 shall be elected to hold office for a one-year term; directors in Class 2 shall be elected to hold office for a two-year term; and directors in Class 3 shall be elected to hold office for a three-year term.

     At each annual meeting after the annual meeting in the year 2000, elections shall be held to elect directors to replace those whose terms have expired. The term of office for all directors elected at each annual meeting held after the year 2000 shall be three years from the date of their election. All directors shall continue in office after the expiration of their terms until their successors are elected or appointed and have qualified, except in the event of earlier resignation, removal or disqualification.

     SIXTH:  No director shall be personally liable to the Corporation or its
     -----
stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable, solely to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction form which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH:  Section  7.1   Mandatory Indemnification.  The Corporation
     -------                  -------------------------
shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such member, director or officer s or was a director or officer of the Corporation or is or was serving at the request of the Corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plans) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 7.3 hereof. A director or officer of the Corporation entitled to indemnification under this Section 7.1 is hereafter called a "covered person".

               Section 7.2    Expenses.  Expenses incurred by a covered person
                              --------
in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 7.3.

               Section 7.3    Exceptions. No indemnification under Section 7.1
                              ----------
or advancement or reimbursement of expenses under Section 7.2 shall be provided to a covered person (a) if a final unappealable judgment or award establishes that such director or officer derived an improper personal benefit; (b) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to such person by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation or other enterprise; and (c) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution and without stockholder approval, to add to the above list of exceptions from the right of indemnification under Section 7.1 or advancement or reimbursement of expenses under Section 7.2, but any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

               Section 7.4    Continuation of Rights. The indemnification and
                              ----------------------
advancement or reimbursement of expenses provided by, or granted pursuant to, this Article Seventh shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

               Section 7.5    General Provisions.
                              -------------------

                    (a) The term "to the fullest extent permitted by applicable law", as used in this Section 7, shall mean the maximum extent permitted by public policy, common law or statute. Any covered person may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article Seventh was approved by the stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                    (b) The right of a covered person to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 7 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and
(iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Section 7 with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

                    (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced form time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                    (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                    (e) Nothing contained in this Section 7 shall be construed to limit the rights and powers the Corporation possesses under applicable provisions of the Delaware General Business Corporation Law (as amended from time to time), or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

                    (f) The provisions of this Section 7 may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement terminated, in whole or in part, with respect to any covered person by a written agreement signed by the Corporation and such person.

                    (g) The Corporation shall have the right to appoint the attorney for a covered person, provided such appointment is not unreasonable under the circumstances.

               Section 7.6     Optional Indemnification. The Corporation may, to
                               ------------------------
the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Section 7 subject to the unanimous consent of the Board of Directors.

     EIGTH: Meetings of the stockholders may be held within or without the State
     -----
of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

     NINTH: Whenever a compromise or arrangement is proposed between the
     -----
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     TENTH: From time to time any of the provisions of this Certificate of
     -----
Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

     Subject to the provisions of this Certificate of Incorporation and the provisions of the General Corporation Law, the power to amend, alter or repeal the bylaws of the Corporation may be exercised by the Board of Directors.

     ELEVENTH: The Corporation hereby elects to not be governed by to Section
     --------
203 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation this 15th day of November, 2001, and declares under the penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.


                              EMERGENT  FINANCIAL  GROUP,  INC.


                              BY:  /s/  Jason  Galanis
                                 ------------------------------
                              Name:  Jason  Galanis
                              Title: Chairman and Chief Executive Officer
                                     Secretary

EXHIBIT  A
----------

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                         EMERGENT FINANCIAL GROUP, INC.
                         ADOPTED PURSUANT TO SECTION 242
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW

I, Jason Galanis, being the President and Secretary of Emergent Financial Group, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to the authority conferred upon the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation, as amended, and Section 242 of the Delaware General Corporation Law, by written consent of the shareholders, duly adopted the following resolution providing for the adoption and creation of the Corporation's Series A Convertible Preferred Stock.:

          RESOLVED, that pursuant to the authority expressly granted to the Board of Directors of the Corporation, by the provisions of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation and the provisions of Section 242 of the Delaware General Corporation Law, the Board of Directors hereby creates a series of preferred stock, par value $0.001 per share, and determines the designation and number of Series A Convertible Preferred Stock which constitute such series and the relative rights, preferences and limitation of such series as follows:


1.   DEFINITIONS.

Capitalized terms used herein have the meanings ascribed to them below:

"Affiliate" means, with respect to any Person, (a) a director, officer, member
 ---------
or general partner of such Person or any Person identified in clause (c) below,
                                                              ----------
(b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and
(c) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control", as used
                                                           -------
with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Applicable Law" means, with respect to any Person, (A) all provisions of laws,
 --------------
statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (B) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject, in each case of clauses (A) and (B) whether of the United States or any other
             -----------     ---
jurisdiction  (foreign  or  domestic).

"Board of Directors" means the Board of Directors of the Corporation.
 ------------------

"Business Day" means any day that is not a Saturday, Sunday, legal holiday or
 ------------
other day on which banks are required to be closed in Los Angeles, California.

"By-Laws" means the By-Laws of the Corporation, as the same may be from time to time amended and in effect.

"Charter" means this Amended and Restated Certificate of Incorporation of the
 -------
Corporation, as the same may be from time to time amended and in effect.

"Common Stock" shall have the meaning set forth in Section 2.01.
 ------------                                      ------------

"Common Stock Equivalents" means all shares of Common Stock outstanding, all
 ------------------------
shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Corporation that are convertible, exchangeable or exercisable for shares of Common Stock and all other rights to acquire, or to receive, the Common Stock; provided, however, that, in the context of a determination of the Persons
--------  -------
entitled to vote on a given matter, it shall only include outstanding shares of
------
Common Stock, and shall not include shares of Common Stock issuable for such other Securities which, prior to such conversion, exchange or exercise, were not otherwise entitled to vote on such matter.

"Corporation" shall have the meaning set forth in the Preamble.
 -----------

"Conversion Price" shall have the meaning set forth in Section 2.02(d)(i).
 ----------------                                      ------------------

"Converted Shares" shall have the meaning set forth in Section 2.02(f)(i).
 ----------------                                      ------------------

"Converting Shares" shall have the meaning set forth in Section 2.02(f)(i).
 -----------------                                      ------------------

"Default Period" means the period commencing on the date of the declaration of
 --------------
an Event of Default by the Requisite Preferred Holders and ending on the date on which such Event of Default has been waived by, cured to the satisfaction of, or has otherwise ceased to exist in the determination of, the Requisite Preferred Holders, or, if earlier, the date on which the Requisite Preferred Holders shall have rescinded such declaration.

"Equity Incentive Plans" means any stock option, issuance, appreciation rights
 ----------------------
or other equity incentive plan.

"Event of Default" means any one of the following events, occurrences or
 ----------------
conditions:

     (a) the Corporation or any of its Subsidiaries shall (1) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or other bankruptcy, insolvency or similar law, (2) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) fail generally to pay its debts as they become due or
          (7) take any corporate or stockholder action in furtherance of any of the foregoing;

     (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
          (A) relief in respect of the Corporation or any of its Subsidiaries, or of any substantial part of their respective property or assets, under Title 11 of the United States Code or any other federal, state or other bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (C) the winding-up or liquidation of any such Person, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days;

     (c) a final judgment for the payment of money in an amount in excess of $100,000 shall be rendered by a court or other tribunal against the Corporation or any of its Subsidiaries and shall remain undischarged for a period of 60 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated; or

     (d) any event shall occur or condition shall exist or fail to occur or exist if the effect of such occurrence or failure is to cause the holders of any Indebtedness of the Corporation or any of its Subsidiaries in a principal amount in excess of $100,000 to declare an event of default with respect to such Indebtedness and such occurrence or failure shall not have been remedied within the greater of (A) any applicable period of grace or (B) 30 days after such occurrence, or any such Indebtedness shall not be paid after 30 days following its due date and demand for payment therefor, whether by acceleration or otherwise, or the holder of any Lien upon property of the Corporation or any of its Subsidiaries securing any such Indebtedness shall commence foreclosure of such Lien.

     (e) In the event that the Corporation shall, without the prior written consent of the Requisite Preferred Holders, (a) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation ) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, (b) alter or change the rights, preferences or privileges of the Preferred Stock so as to affect adversely the holders of such

          Preferred Stock, (c) increase or decrease (other than by redemption or conversion) the total number of authorized or issued shares of Preferred Stock, (d) authorize or issue, or obligate itself to issue, any other Security, including any Common Stock Equivalent, (1) having a preference over, or being on a parity with, the Preferred Stock upon liquidation, or (2) having rights similar to any of the rights of the Preferred Stock under this section, (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Common Stock or Common Stock Equivalents, provided, however, that this restriction shall not apply to the repurchase of Common Stock or Common Stock Equivalents from either (1) the sellers of any business, material assets or a corporation or other business entity where, in connection with such acquisition, the Corporation agreed to repurchase such Common Stock Equivalents upon the occurrence of agreed upon events (including the passage of time, performance targets or other events), or (2) employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Common Stock or Common Stock Equivalents at "cost" (as defined in any such agreements) upon the occurrence of certain events, such as the termination of employment, (f) amend the Corporation's Certificate of Incorporation or Bylaws, or (g) change the authorized number of directors of the Corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any
 ------------
similar federal law then in force in the United States.

"Fair Value" means, with respect to any Security, its Market Price, and with
 ----------
respect to any property or assets other than cash or Securities, the fair value thereof determined in good faith jointly by the Board of Directors and the Requisite Preferred Holders.

"GAAP" means, at any time, generally accepted accounting principles in the
 ----
jurisdiction in which the Corporation is organized at such time, applied on a basis consistent with the preparation of the Corporation's annual financial statements.

"Governmental Authority" shall mean any governmental department, commission,
 ----------------------
board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any political subdivision thereof, or of any other jurisdiction (foreign or domestic).

"Investors" means, the holders of the Series A Preferred Stock.
 ---------

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien,
 ----
pledge, encumbrance, charge or security interest of any kind whatsoever in or on such asset (including the filing of or agreement to give any financing statement under the Uniform Commercial Code or other law of any jurisdiction), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of Securities, any purchase option, call, appreciation right or similar right of a third party with respect to such Securities.

"Liquidation" means (i) any voluntary or involuntary liquidation, dissolution or
 -----------
winding up of the affairs of the Corporation, or (ii) any Sale of the Corporation.

"Market Price"  means, as to any Security, the average of the closing prices of
 ------------
such Security's sales on all securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, in each such case averaged over a period of 5 days consisting of the day as of which "Market Price" is being determined and
                                        ------------
the 4 consecutive business days prior to such day. If at any time such Security is not listed on any securities exchange, the "Market Price" of such Security
                                               ------------
shall be the Fair Value thereof as preliminarily determined in good faith jointly by the Board of Directors and the Requisite Preferred Holders.

"Original Issuance Date" means, with respect to any share of Series A Preferred
 ----------------------
Stock, the date on which such Series A Preferred Stock were first issued.

"Person" shall be construed as broadly as possible and shall include an
 ------
individual, a partnership (including a limited liability partnership), a corporation, an association, a joint stock corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any Governmental Authority.

"Preferred Holders" means the holders of the Series A Preferred Stock.
 -----------------

"Preferred Liquidation Preference Amount" means such amount as shall have
 ---------------------------------------
accrued on a daily basis at the Preferred Liquidation Preference Rate on $0.7756 per share of Preferred Stock from the Original Issuance Date through and including the date of determination.

"Preferred Liquidation Preference Rate" means 10%.
 -------------------------------------

"Preferred Stock" has the meaning given to such term in Section 2.01.
 ----------------                                       ------------

"Requisite Preferred Holders" means the holders of outstanding Preferred Stock
 ---------------------------
at the time in question holding in the aggregate in excess of 50% of the total votes of the Preferred Stock.

"Restricted Shares" means shares of capital stock which are restricted
 -----------------
securities, as defined in Rule 144.

"Rule 144" means Rule 144 (including Rule 144(k) and all other subdivisions
 --------
thereof) promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

"Sale of the Corporation" means (i) the sale of all or substantially all of the
 -----------------------
Corporation's assets to a Person who is not an Affiliate of the Corporation,
(ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii)
                                                     ------------     -----
above under circumstances in which the holders of the voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

"Securities" means "securities" as defined in Section 2(1) of the Securities
 ----------
Act.

"Securities Act" means the Securities Act of 1933, a amended, or any similar
 --------------
federal law then in force in the United States.

"Securities and Exchange Commission" means the Securities and Exchange
 ----------------------------------
Commission or any equivalent Governmental Authority or any Governmental Authority succeeding to the functions thereof.

"Series A Preferred Stock" has the meaning given to such term in Section 2.01.
 ------------------------                                        ------------

"Stock" means the Preferred Stock, the Common Stock and any and all other
 -----
capital stock or equity Securities (including options, warrants and derivative Securities therefor) of the Corporation.

"Stockholders" means the holders of Preferred Stock, the holders of Common Stock
 ------------
and the holders of Common Stock Equivalents.

"Subsidiary" of any Person means any other Person (i) whose Securities having a
 ----------
majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries.

2.   DESIGNATION AND NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK.


     The series of preferred stock described herein shall be called the "Series A Convertible Preferred Stock" (hereinafter referred to as the Series A Preferred Stock) and shall consist of a total of 8,500,000 shares of Series A Preferred Stock, par value $0.001 per share. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Series A Preferred Stock are as set forth in this SECTION 2.
                                                  ---------

2.1  Series A Preferred Stock

     (a)  Voting Rights.
          -------------

          (A)  General.  In addition to the rights provided by paragraphs (ii)
                                                               ---------------
               and (iii) of this Section 2.01(a), the holders of Series A
                   -----         ---------------
               Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with such holders and any other shares of capital stock of the Corporation entitled to vote together with the Common Stock, all as one class. On any date, each outstanding share of Series A Preferred Stock shall entitle the holder thereof to such number of votes equal the greater of (a) two votes, or (b) the total number of shares of Common Stock into which Series A Preferred Stock issued and outstanding at such time are convertible.


          (ii) Covenants.
               ---------
               (A) For so long as shares of Series A Preferred Stock remain outstanding, unless otherwise consented to or waived in writing by the Requisite Preferred Holders, voting together as one class, the Corporation shall, and where applicable shall cause each of its Subsidiaries to, comply with and perform its obligations under this certificate of desingations.
               (B) The Corporation shall not, without the affirmative prior written consent or approval of the Requisite Preferred
                    Holders:
                    (1) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, or, except as provided in subclause (2) below, increase the
                                        -------------
                         authorized number of shares of Series A Preferred
                         Stock;
                    (2) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any treasury shares) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock (other than pursuant to any Equity Incentive Plans) or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is senior to or pari passu with the Series
                                                      ---- -----
                         A Preferred Stock, or which in any manner adversely affects the holders of shares of Series A Preferred Stock;
                    (3) reclassify the shares of any class or series of capital stock of the Corporation into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, pari passu
                                                                      ---- -----
                         or senior to the Series A Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of shares of Series A Preferred Stock in their capacity as such;
                    (4) consummate or agree to consummate any Sale of the Corporation;
                    (5) repurchase capital stock of the Corporation, other than as required hereunder or pursuant to agreements in effect as of the date hereof;
                    (6) Incur Indebtedness in an aggregate principal amount in excess of $250,000;
                    (7)  Consummate a Liquidation;
                    (8) Enter into any transaction with any officer, director or holder of 5% or more of any class of Stock of the Corporation, other than an arm's length transaction on commercially available and reasonable terms;
                    (9) declare and pay dividends or make any distribution of cash or property or both with respect to any class of capital stock of the Corporation; or
                    (10) amend, restate or otherwise modify this Charter or the
                         By-Laws in any manner adversely affecting the holders of shares of Series A Preferred Stock.

     (b)  Dividends and Distributions.  The holders of the Series A Preferred
          ---------------------------
          Stock shall not be entitled to receive dividends, unless the Board of Directors specifically directs that a dividend be paid to such Preferred Holders; provided, however, that prior to the record date for any dividend to be paid to the holders of Common Stock, the Corporation shall give not less than twenty Business Days prior notice to the Preferred Holders.

     (c)  Liquidation. In the event of any Liquidation, the holders of shares of
          -----------
          Series A Preferred Stock shall be entitled to elect to (i) receive out of the assets of the Corporation legally available for distribution to its Stockholders before any payment shall be made to the holders of any capital stock ranking on Liquidation junior to the Series A

          Preferred Stock (with respect to rights on Liquidation, the Series A Preferred Stock shall rank senior to the Common Stock), an amount per share of Series A Preferred Stock equal to $0.7756 per share of Series A Preferred Stock plus the Preferred Liquidation Preference Amount, together with accrued but unpaid dividends thereon, through such date or (ii) convert all or any part of the shares of Series A Preferred Stock held by such holder as herein provided into shares of Common Stock pursuant to this SECTION 2. If, upon any Liquidation, the assets
                                 ---------
          of the Corporation available for distribution to its Stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amounts to which they shall be entitled pursuant to clauses (i) or (ii) above, the shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (d)  Conversion.
          ----------

          (i)  Optional Conversion of Preferred Stock into Common Stock. Subject
               --------------------------------------------------------
               to and in compliance with the applicable provisions of this
               SECTION 2, each holder of shares of Series A Preferred Stock
               ----------
               shall have the right, at such holder's option, at any time and from time to time, upon not less than 75 days prior written notice to the Corporation, to convert any such shares of Series A Preferred Stock into the greater of either (x) one and 65/100 (1.65) shares of fully paid and nonassessable shares of Common Stock, or (y) that number of fully paid and nonassessable shares of Common Stock equal to nineteen and ninety-nine hundredths percent (19.99%) of the total issued and outstanding shares of Common Stock of the Corporation, plus all shares of Common Stock of the Corporation issuable upon conversion of Common Stock Equivalents (other than Series A Preferred Stock). The conversion calculations set forth herein shall be irrespective of, and shall not be effected by, any forward or reverse split of the Common Stock of the Corporation at any time prior or subsequent to the date hereof.

     (e)  Redemption.
          ----------

          (i)  Redemption.  At any time (i) on or after December 31, 2005, or
               ----------
               (ii) if earlier, during a Default Period, the Requisite Preferred Holders may elect to have the Corporation redeem all or any portion of the outstanding Series A Preferred Stock at a price per share equal to $0.7756 plus the Preferred Liquidation Preference Amount, together with accrued but unpaid dividends thereon, through the date of redemption by giving written notice to the Corporation of such election (the "Notice of Election"),
                                                         ------------------
               whereupon the Corporation shall be obligated to repurchase such shares of Preferred Stock on such date (the "Redemption Date") as
                                                            ---------------
               shall be determined by the Corporation, but in any event not earlier than 10 days and not later than 90 days after the date on which the Notice of Election is delivered to the Corporation. The Corporation shall not have the right to redeem any shares of Series A Preferred Stock without the consent of the Requisite Preferred Holders, and, in such case, such redemption shall be only on a pro-rata basis among all Preferred Holders.

          (ii) Redemption Closing.
               ------------------

               (A) The closing of the Corporation's redemption of the Series A Preferred Stock pursuant to Section 2.02(e)(i) above shall
                                                -----------------
                    take place at 11:00 a.m. Los Angeles time on the Redemption Date at the Corporation's principal executive office or place of business. Promptly (but in no event later than five days) after the delivery of the Notice of Election to the Corporation, the Corporation shall send written notice (the "Redemption Notice") to each of the holders of Series A
                     ------------------
                    Preferred Stock. The Redemption Notice shall specify the Redemption Date and the location of the Corporation's principal executive office or place of business where the closing will occur. At the closing, the Corporation shall pay to each of the Preferred Holders, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such Series A Preferred Stock then held by such holder, an amount equal to the aggregate payment due pursuant to Section 2.02(e)(i) for
                                                          -----------------
                    all such shares of Series A Preferred Stock, by wire transfer of immediately available funds, or, if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

               (B)  Anything contained in this Section 2.02(e) to the contrary
                                               --------------
                    notwithstanding, the outstanding shares of Series A Preferred Stock shall remain subject to optional conversion pursuant to SECTION 2 hereof at all times up to the
                                ---------
                    Redemption Date.


          (f)  Conversion Procedures.
               ---------------------

               (i)  Mechanics. Each conversion of Series A Preferred Stock shall
                    ---------
                    be effected by the surrender of the certificate or certificates (or copies thereof) representing the shares of Series A Preferred Stock to be converted (the "Converting
                                                                   ----------
                    Shares") at the principal office of the Corporation (or such
                    ------
                    other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into shares of Common Stock (the "Converted Shares"). Such notice
                                                 ----------------
                    shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. A Preferred Holder may make any such notice of conversion, whether such conversion is in connection with a Sale of the Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such Preferred Holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Within 75 days following delivery receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Upon issuance of shares in accordance with this Section 2.02(f), such
                                                      ---------------
                    Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or any requirements of any securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The

                    Corporation shall not close its books against the transfer of shares, or take any other action which in any manner would interfere with the timely lawful conversion or transfer of any shares. The issuance of certificates for shares of Common Stock shall be made without charge to the recipients of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be
                            --------- -------
                    required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. No fractional shares of Common Stock or scrip shall be issued upon conversion of any shares. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of shares of Common Stock, the Corporation a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Value of one share of Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as Stockholders of the Corporation in respect of such fractional interests. In the event the Corporation shall breach the obligations set forth in this Section 2.02(f), or should take any action, or fail to take any action which it is required hereunder to take, which (a) prevents or delays the transfer of a certificate or any certificates of Common Stock held by a Preferred Holder, (b) prevents or delays the conversion of the Series A Preferred Stock, or (c) prevents or delays the issuance of certificates representing Common Stock issuable or issued upon conversion of the Series A Preferred Stock without legend if such issuance without legend is permitted by Applicable Law, than the Corporation shall pay to the Preferred Holder subject to such prevention or delay the sum of the greater of (1) $500 per calendar day following the 10th day following demand by such Preferred Holder to transfer, convert or issue such certificates until transfer, conversion or issuance is fully completed, (2) the Preferred Holder's actual damages suffered due to such delay or prevention (including reasonable attorney's fees, costs, expert's fees and diminution of value of the Common Stock), or (3) two percent of the Fair Value of the Common Stock as of the date of such demand by such Preferred Holder for each thirty day period following such demand. The Corporation acknowledges that this liquidated damages provision is reasonable in that the actual damages which may be suffered by the Preferred Holder as a result of any breach of this section would be extremely difficult and impractical to measure and determine, and that the liquidated damages set forth herein is a reasonable estimate of such damages.

          (g)  Reservation of Shares. The Corporation shall at all times reserve
               ---------------------
               and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Series A Preferred Stock, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of such Series A Preferred Stock.

     2.2  Registration of Transfers and Replacement of Stock.
          --------------------------------------------------

          (a)  Registration of Transfer.  The Corporation shall keep at its
               ------------------------
               principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of each class of its capital stock. Upon the surrender of any certificate representing shares of any class of capital stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such series as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

          (b)  Replacement of Certificates. Upon receipt of evidence reasonably
               ---------------------------
               satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     2.3  Stock Splits, Stock Dividends, Etc.
          ----------------------------------

          (a) The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock without the written consent of all of the Preferred Holders.

          (b) In case of any reorganization, reclassification or change of shares of any class of capital stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of any class of capital stock), each holder of a share of any class of capital stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of such class of capital stock into which such shares might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger.

3.   Notices

     All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any Stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Designation to be executed by its duly authorized officers on this 1st day of August, 2001, and the undersigned certifies that the execution hereof to be his own act on behalf of the Corporation and that the facts set forth herein are true.

                         EMERGENT FINANCIAL GROUP, INC.


                         BY: /s/  Jason  Galanis
                            ----------------------
                         Name:  Jason  Galanis
                         Title: Chairman and Chief Executive Officer
                                Secretary

                           CERTIFICATE OF DESIGNATIONS
                     OF RIGHTS, PREFERENCES, PRIVILEGES AND
                            RESTRICTIONS OF SERIES D
                         CONVERTIBLE PREFERRED STOCK OF
                         EMERGENT FINANCIAL GROUP, INC.

     I, Jason Galanis, being the President and Secretary of Emergent Financial Group, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to the authority conferred upon the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation, as amended, and Section
242 of the Delaware General Corporation Law, duly adopted the following resolution providing for the adoption and creation of the Corporation's Series D Convertible Preferred Stock:


RESOLVED,  that  pursuant  to  Article  Fourth  of  the  Amended  and  Restated
Certificate of Incorporation of the Corporation, there be and hereby is authorized and created one series of Preferred Stock, hereby designated as Series D Convertible Preferred Stock to consist of one thousand three hundred (1,300) shares with a par value $0.001 per share and a stated value of $1,000 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Series D Convertible Preferred Stock (the "Series D Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Definitions. The terms defined in this Article whenever used in
                 ------------
this  Certificate  of  Designations  have  the  following  respective  meanings:

          "ADDITIONAL  CAPITAL  SHARES"  has  the  meaning  set forth in Section
5.1(c).

          "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "ADDITIONAL  AMOUNT"  means  the  result  of  the  following  formula:
[(0.045)(N 365)($1,000)], where N means the number of days from, but excluding the Issue Date through and including (1) the Conversion Date for the Series D Preferred Stock for which conversion is being elected, or (2) such other date of determination, as the case may be.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets upon dissolution, liquidation or winding-up of the Corporation.

          "CLOSING  DATE"  has  September  22,  2000.

          "CLOSING PRICE" per share of Common Stock means the closing bid price as reported on the Principal Market for the Trading Day immediately preceding the Closing Date.

          "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $0.001 par value, of the Corporation.

          "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of the Series D Preferred Stock, means all Common Shares now or hereafter outstanding and securities of any other class or series into which the Series D Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

          "CONVERSION  AMOUNT"  has  the  meaning  set  forth  in  Section  5.1.

          "CONVERSION DATE" means any day on which all or any portion of shares of the Series D Preferred Stock is converted in accordance with the provisions hereof.

          "CONVERSION  NOTICE"  has  the  meaning  set  forth  in  Section  5.2.

          "CONVERSION PRICE" means on any date of determination the applicable price for the conversion of shares of Series D Preferred Stock into Common Shares on such day as set forth in Section 5.1.

          "CONVERSION RATIO" on any date means determination of the applicable percentage of the Market Price for conversion of shares of Series D Preferred Stock into Common Shares on such day as set forth in Section 5.1.

          "CORPORATION" means Emergent Financial Group, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

          "CURRENT MARKET PRICE" on any date of determination means the closing bid price of a Common Share on such day as reported on the Principal Market.

          "DGCL"  means  the  Delaware  General  Corporation  Law.

          "EFFECTIVE DATE" means the date upon which the Registration Statement, as defined in the Registration Rights Agreement, is declared effective by the SEC.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, all as in effect at the time.

          "HOLDER" means IIG Equities Fund NV, any successor thereto, or any Person to whom the Series D Preferred Stock is subsequently transferred in accordance with the provisions hereof.

          "ISSUE  DATE"  means  the  date  upon  which  the  shares  of Series D
Preferred Stock being sold pursuant to the Securities Purchase Agreement are issued.

          "MARKET DISRUPTION EVENT" means any event that results in a material suspension or limitation of trading of Common Shares on the Principal Market.

          "MARKET PRICE" on any given date shall mean the lowest closing bid prices of the Common Stock on the Principal Market as reported by Bloomberg L.P. for any Valuation Period.

          "MAXIMUM  CONVERSION  PRICE" has the meaning set forth in Section 5.1.

          "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options, scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or
                             --------  -------
indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

          "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

          "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement related to the Series D Preferred Stock between the Corporation and IIG Equities Fund NV dated September 22, 2000, a form of which is appended as an Exhibit to the Securities Purchase Agreement.
          "SEC"  means  the  United  States  Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations of the SEC thereunder, all as in effect at the time.

          "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement related to the Series D Preferred Stock between the Corporation and IIG Equities Fund NV dated September 22, 2000.

          "SERIES D PREFERRED STOCK" means the Series D Convertible Preferred Stock of the Corporation or such other convertible Preferred Stock exchanged therefor as provided in Section 2.

          "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

          "TRADING DAY" means any day on which purchases and sales of securities authorized for quotation on the Principal Market are reported thereon and on which no Market Disruption Event has occurred.

          "VALUATION  EVENT"  has  the  meaning  set  forth  in  Section  5.1.

          "VALUATION PERIOD" means the five (5) Trading Day period immediately preceding the Conversion Date.

           All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                      RANK

          The Series D Preferred Stock shall rank (i) prior to the Common Stock and the Series A and B Convertible Preferred Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" (collectively, with the Common Stock, "Junior Securities"); and (iii) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series D Preferred Stock("Pari Passu Securities"). The Series C Convertible Preferred Stock shall rank prior to the Series D Preferred Stock for liquidation purposes up to an aggregate of $700,000

                                    ARTICLE 3
                                    DIVIDENDS

          No holder of Series D Preferred Stock shall be entitled to receive any dividends.

                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

          (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock, subject to Article 4, shall have received the Liquidation Preference (as defined in subparagraph(c) of this Article 4) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of any class or series of capital stock ranking on a party as to preference upon liquidation ("Pari Passu Securities") with the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

          (b) At the option of each Holder, except as may be provided in the transaction contemplated between the Corporation and ThemeWare Corp., the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series D Preferred Stock in accordance with and subject to the terms of this Article 4; provided, however, that all
                                                     --------  -------
Holders of Series D Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such Holders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series D Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) the Additional Amount.

          (d)     The  Series  D  Preferred  Stock  shall  rank  superior to the
Corporation's Series A and B Convertible Preferred Stock but junior and subordinate to the Corporation's Series C Preferred Stock up to an aggregate value of $700,000 as to the distribution of the assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

                                    ARTICLE 5
                     CONVERSION OF SERIES D PREFERRED STOCK

     SECTION 5.1  Conversion; Conversion Price. Subject to the terms, conditions
                  -----------------------------
and  restrictions  of this Section 5, at the option of the Holder, commencing on the Issue Date, the shares of Series D Preferred Stock may be converted into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), equal to the sum of the Additional Amount and the Stated Value of such share or shares of Series D Preferred Stock (such sum being hereinafter referred to as the "Conversion Amount"), divided by the Market Price, after discounting the Market Price by 20% to determine the conversion price (the "Conversion Price"); provided, however, that in no event shall the Conversion Price be
         ----------
greater than $1.50 per share of Common Stock (the "Maximum Conversion Price"). If applicable, the right of each Holder to convert shares of Series D Preferred Stock into shares of Common Stock is subject to the limitations set forth in Sections 5.10 and 5.11 below, and for the purpose of complying with the limitation in Section 5.11, shall be prorated among IIG Equities Fund NV (the "Initial Holder") and its transferees, if any.

     Within two (2) Business Days of the occurrence of a Valuation Event, the Corporation shall send notice (the "Valuation Event Notice") of such occurrence to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately following the occurrence of such Valuation Event and end on the Conversion Date; provided, further, that the Holder may, in
                                      --------  -------
its discretion, postpone such Conversion Date to a Trading Day which is no more than three (3) Trading Days after the occurrence of the latest Valuation Event by delivering a notification to the Corporation within two (2) Business Days of the receipt of the Valuation Event Notice. In the event that the Holder deems the Valuation Period to be other than the three (3) Trading Days immediately prior to the Conversion Date, the Holder shall give written notice of such fact to the Corporation in the related Conversion Notice at the time of conversion.

     For purposes of this Section 5.1, a "Valuation Event" shall mean an event in which the Corporation at any time during a Valuation Period takes any of the following actions:

     (a)     subdivides  or  combines  its  Capital  Shares;

     (b)     makes  any  distribution  of  its  Capital  Shares;

     (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 5.1(a) and 5.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those currently in effect and issuances under currently outstanding warrants, options or convertible securities, to officers, directors or employees of the Company, or otherwise under the Company's stock option plans;

     (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

     (e) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

     (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 5.1(a) through 5.1(e)); or

     (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 5.1(a) through 5.1(f), inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Preferred Stock.

     SECTION  5.2     Exercise  of  Conversion  Privilege.
                      -----------------------------------

     (a) Conversion of the Series D Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section
5.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date at the time set forth in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. If such conversion will result in the conversion of all of such holder's shares of Series D Preferred Stock the Holder shall deliver the shares of Series D Preferred Stock to the Corporation by express courier within thirty (30) days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series D Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 5, and (ii) cause to be mailed for delivery by overnight courier to the Holder a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, together with cash, as provided in Section 5.3, in respect of any fraction of a Share issuable upon such conversion. The Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to the receipt of the Series D Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series D Preferred Stock shall have been surrendered, if required, as aforesaid at such time, and at such time the rights of the Holder of the Series D Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 5.3), to surrender the Series D Preferred Stock and to release the Corporation from all liability thereon.

     (b) If, at any time (i) the Corporation challenges, disputes or denies the right of a Holder to effect the conversion of the Series D Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 5.2 (other than with respect to the calculation of the number of Common Shares covered by the Conversion Notice) or
(ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the to effect the conversion of the Series D Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series D Preferred Stock for cash at a redemption price equal to one hundred and forty percent (140%) of the Conversion Amount of the shares sought to be converted by the Holder that are the subject of such injunction (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, unless the action taken by the Corporation in
(i) above has been upheld by a court of competent jurisdiction, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Sec. 101 et seq.
                                                                         -------
(the "Bankruptcy Code").In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the conversion of the Series D Convertible Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec. 362.

     SECTION  5.3     Fractional  Shares.  No  fractional Common Shares or scrip
                      ------------------
representing fractional Common Shares shall be issued upon conversion of the Series D Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

     SECTION  5.4     Reclassification, Consolidation, Merger or Mandatory Share
                      ----------------------------------------------------------
Exchange;  Adjustments  for  Splits,  Combinations.
--------------------------------------------------

     (a) At any time while the Series D Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series D Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series D Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series D Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series D Preferred Stock providing that the Holder shall have the right to convert such new Series D Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series D Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series D Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series D Preferred Stock had the Series D Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 5.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

     (b) The Conversion Price and the number of Common Shares into which the Series D Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Shares, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series D Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of Common Shares that might otherwise have been issued upon the conversion of the Series D Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Shares.

     SECTION  5.5     Adjustments to Conversion Ratio. For so long as any shares
                      -------------------------------
of the Series D Preferred Stock are outstanding, if after the Issue Date the Corporation issues and sells (A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price at such date, other than with respect to the exercise of options, warrants or convertible securities outstanding on the Issue Date or on conversion of the Series D Preferred (B) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the Conversion Price at such date, except for employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Conversion Price on the Issue Date, as applicable, of such convertible, exchangeable or exercisable securities, except, in each case, for stock option agreements or stock incentive agreements, then the Conversion Ratio shall be reduced to equal the lowest of any such lower rates since the most recently received Conversion Notice, and such Adjusted Conversion Price shall apply to any future Conversion Notices received by the Corporation. The Adjusted Conversion Price as it may exist from time to time shall not apply retroactively to any shares of Series D Preferred Stock converted prior to the implementation of such Adjusted Conversion Price.

     SECTION  5.6     Optional  Redemption.  At  any  time  after  the  first
                      --------------------
anniversary of the Issue Date, the Corporation, upon notice delivered to the Holder as provided in Section 5.7, may redeem the Series D Preferred Stock (but only with respect to such shares as to which the Holder has not theretofore furnished a Conversion Notice in compliance with Section 5.2), at a price (the "Optional Redemption Price") equal to the greater of (i) the sum of $1,400 and the Additional Amount per share of such Series D Preferred Stock and (ii) the Market Price of the Common Stock into which such shares of Series D Preferred Stock could be converted on the date of such notice.

     SECTION  5.7     Notice  of Redemption. (a)Notice of redemption pursuant to
                      ---------------------
Section 5.6 shall be provided by the Corporation to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Corporation's security registry) not less than ten (10) nor more than thirty
(30) days prior to the dated stipulated by the Corporation for the redemption of the Series D Preferred Stock (the "Redemption Date"), which notice shall specify the Redemption Date and refer to Section 5.6 and this Section 5.7.

     (b) Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series D Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in Section 5.6 or converted into Common Stock in the manner provided in Section 5.1. If the holder of the Series D Preferred Stock called for redemption elects to convert any of such shares, then such conversion shall take place on the Conversion Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Section 5.1.

     SECTION  5.8     Surrender  of  Preferred Stock. Upon any redemption of the
                      ------------------------------
Series D Preferred Stock pursuant to Sections 5.6 or 5.7, the Holder shall either deliver the Series D Preferred Stock by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier. Payment of the Optional Redemption Price specified in Section 5.6 shall be made by the Corporation to the Holder against receipt of the Series D Preferred Stock (as provided in this Section 5.8) by wire transfer of immediately available funds to such account(s) as the Holder shall specify to the Corporation. If payment of such redemption price is not made in full by the

Mandatory Redemption Date or the Redemption Date, as the case may be, the Holder shall again have the right to convert the Series D Preferred Stock as provided in Article 5 hereof.

     SECTION 5.9     Mandatory Conversion. On the third anniversary of the Issue
                     --------------------
Date (the "Mandatory Conversion Date"), the Corporation shall convert all Series D Preferred Stock outstanding, together with the Additional Amount thereon, at the Conversion Price or, at the option of the Corporation, buy out all such Holders (including the Additional Amount on the shares of Series D Preferred Stock then outstanding) in cash, at the then effective Conversion Price. Notwithstanding the previous sentence, if applicable, unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series D Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series D Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a Mandatory Conversion would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall complete such Mandatory Conversion by (i) converting shares of Series D Preferred Stock which would result in the Corporation issuing shares of Common Stock equal to one less than an amount which would result in the Corporation issuing shares equal to the maximum Issuance Amount and (ii) redeeming the remaining shares of Series D Preferred Stock in cash at a price equal to the Optional Redemption Price.

     SECTION  5.10     Compliance  with  Section 13(d). Notwithstanding anything
                       -------------------------------
herein to the contrary, except on the Mandatory Conversion Date, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series D Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series D Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series D Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Such redemption shall be for cash at the Optional Redemption Price.

     SECTION  5.11     Stockholder  Approval.  If  applicable,  unless  the
                       ---------------------
Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series D Preferred

Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series D Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). If in the event of the circumstances provided in the preceding sentence, a properly executed
Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of Series D Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) redeeming the number of shares of Series D Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at the Optional Redemption Price of the shares of Series D Preferred Stock to be so redeemed.

     SECTION 5.12     Notice of Certain Events. In the case of the occurrence of
                      ------------------------
any  event  described in subparagraphs (a), (b) or (f) of Section 5.1 or Section
5.4 of this Certificate of Designations, the Corporation shall cause to be mailed to the Holder of the Series D Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the Holders of record of Series D Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer is expected to become effective, and the date as of which it is expected that holders of record of Series D Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

                                    ARTICLE 6
                                  VOTING RIGHTS

     Holders of the Series D Preferred Stock have no voting power, except as otherwise provided by the DGCL, in this Article 6, and in Article 7 below.

     Notwithstanding the above, the Corporation shall provide each Holder of Series D Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the DGCL the vote of the holders of the Series D Preferred Stock, voting separately as a class or Series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Holders of the Series D Preferred Stock shall be entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                                    ARTICLE 7
                              PROTECTIVE PROVISIONS

     So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least 85% of the then outstanding shares of Series D Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock;

     (b) except as otherwise provided herein with respect to the Series C Convertible Preferred Stock, create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series D Preferred Stock;

     (c)     increase  the  authorized  number  of  shares of Series D Preferred
Stock;  or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue
Code  as  hereafter  from  time  to  time  amended).

     In the event Holders of at least 85% of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred Stock, then the Corporation will deliver notice of such approved change to the Holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designations as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

                                    ARTICLE 8
                                  MISCELLANEOUS

     SECTION  8.1     Loss,  Theft, Destruction of Preferred Stock. Upon receipt
                      --------------------------------------------
of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series D Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series D Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series D Preferred Stock, new shares of Series D Preferred Stock of like tenor. The Series D Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series D Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION  8.2     Who  Deemed  Absolute  Owner. The Corporation may deem the
                      ----------------------------
Person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     SECTION  8.3     Register.  The  Corporation  shall  keep  at its principal
                      --------
office a register in which the Corporation shall provide for the registration of the Series D Preferred Stock. Upon any transfer of the Series D Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series D Preferred Stock register.


     SECTION  8.4     Reservation  of Stock. The Corporation, upon the effective
                      ---------------------
date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series D Preferred Stock, including the Additional Amount, at an assumed Conversion Price of $0.25. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series D Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of

Common Stock issued and issuable after such action upon conversion of the Series D Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended.

     SECTION  8.5     Withholding. To the extent required by applicable law, the
                      -----------
Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series D Preferred Stock.

     SECTION 8.6     Headings. The headings of the Articles and Sections of this
                     --------
Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized officers as of the 22nd day of September, 2000.

                         EMERGENT FINANCIAL GROUP, INC.


                         BY: /s/  Jason  Galanis
                            ----------------------
                         Name:  Jason  Galanis
                         Title: Chairman and Chief Executive Officer
                                Secretary

                           [FORM OF CONVERSION NOTICE]

TO:



     The undersigned owner of this Series D Convertible Preferred Stock (the "Series D Preferred Stock") issued by Emergent Financial Group, Inc. (the "Corporation") hereby irrevocably exercises its option to convert _______ shares of the Series D Preferred Stock into shares of the common stock, $.01 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Certificate of Designations. The undersigned hereby instructs the Corporation to convert the number of shares of the Series D Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 5 of the Certificate of Designations. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Series D Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designations.

Dated:_______________



--------------------------------
         Signature

     Fill  in  for  registration  of  Series  D  Preferred  Stock:


Please  print  name  and  address  (including  zip  code  number):


--------------------------------


--------------------------------

                           CERTIFICATE OF DESIGNATIONS
                     OF RIGHTS, PREFERENCES, PRIVILEGES AND
                                  RESTRICTIONS
                                        OF
                                 SENIOR SERIES E
                                 PREFERRED STOCK
                                       OF
                         EMERGENT FINANCIAL GROUP, INC.


I, Jason Galanis, being the President and Secretary of Emergent Financial Group, Inc., a Delaware corporation (the "Corporation"), do hereby certify that, pursuant to the authority conferred upon the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation, as amended, and Section 242 of the Delaware General Corporation Law, by written consent of the shareholders, duly adopted the following resolution providing for the adoption and creation of the Corporation's Series A Convertible Preferred Stock.:


     RESOLVED,  that  pursuant  to  Article  4(a)  of  the  Amended and Restated
Certificate of Incorporation of the Corporation, there be and hereby is authorized and created one series of Preferred Stock, hereby designated as Senior Series E Preferred Stock to consist of two hundred and fifty thousand shares (250,000) with a par value $0.001 per share and a stated value of $100.00 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Senior Series E Preferred Stock ("the Senior Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Definitions. The terms defined in this Article whenever used in
                 ------------
this  Certificate  of  Designations  have  the  following  respective  meanings:



          "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "AGENT" means Arland D. Dunn of Thousand Oaks, California, or any duly appointed successor representing the Shareholders as Agent and as Attorney-in-Fact.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets upon dissolution, liquidation or winding-up of the Corporation.

          "CLOSING DATE" means the date selected for Closing pursuant to Agreement and Plan of Reorganization dated July 23, 2001 between and among the Company and the Shareholders holding the Senior Preferred Stock (the "Plan").

 .          "CLOSING PRICE" per share of Common Stock means the closing bid price as reported on the Principal Market for the Trading Day immediately preceding the Closing Date.

          "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $0.001 par value, of the Corporation.

          "CORPORATION" means Emergent Financial Group, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

          "DGCL"  means  the  Delaware  General  Corporation  Law.

          "EFFECTIVE DATE" means the date upon which the Registration Statement, as defined in the Registration Rights Agreement, is declared effective by the SEC.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder, all as in effect at the time.

          "SHAREHOLDER" means a shareholder owning Senior Preferred Stock, any successor thereto, or any Person to whom the Series E Senior Preferred Stock is subsequently transferred in accordance with the provisions hereof.

          "ISSUE  DATE"  means the date upon which the shares of Series E Senior
Preferred Stock being sold pursuant to the Securities Purchase Agreement are issued.

          "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options, scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or
                             --------  -------
indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

          "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

          "SEC"  means  the  United  States  Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by SEC thereunder, all as in effect at the time.

     Series  E

          "SENIOR PREFERRED STOCK" means the Series E Senior Series E Preferred Stock of the Corporation.

          "SHAREHOLDERS" means owners of Senior Preferred Stock or their assigns or successors in interest.

          "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

           All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                      RANK

          The Series E Senior Preferred Stock shall rank prior to any class or series of capital or preferred stock of the Corporation currently outstanding.

                                    ARTICLE 3
                                    DIVIDENDS

          No Shareholder of Series E Senior Preferred Stock shall be entitled to receive any dividends.

                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

          (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the Shareholders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the Shareholders of shares of Series E Senior Preferred Stock, subject to Article 4, shall have received the Liquidation Preference (as defined in subparagraph(c) of this Article 4) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Shareholders of the Series E Senior
Preferred Stock Shareholder Series E Senior Preferred Stock shall be insufficient to permit the payment to such Shareholders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series E Senior Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

          (b) At the option of each Shareholder, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series E Senior Preferred Stock in accordance with and subject to the terms of this Article 4; provided, however, that all Shareholders
                                        --------  -------
of Series E Senior Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such Shareholders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series E Senior Preferred Stock shall mean an amount equal to the Stated Value.



                                    ARTICLE 5

                            CONVERSION, PUT AND CALL
                           OF SERIES E PREFERRED STOCK

     SECTION 5.1  Conversion; Conversion Price. Subject to the terms, conditions
                  -----------------------------
and restrictions of this Section 5, at the option of the Holder, commencing on January 1, 2003, the shares of Series E Preferred Stock may be converted into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), equal to the sum of the Additional Amount and the Stated Value of such share or shares of Series E Preferred Stock (such sum being hereinafter referred to as the "Conversion Amount"), divided by the Market Price, provided, however,
                                                              ----------
that in no event shall the Conversion Price be greater than $1.50 per share of Common Stock (the "Maximum Conversion Price"). If applicable, the right of each Holder to convert shares of Series E Preferred Stock into shares of Common Stock is subject to the limitations set forth in Sections 5.10 and 5.11 below, and for the purpose of complying with the limitation in Section 5.11, shall be prorated among Series E Preferred Stockholders and their transferees, if any.



     SECTION  5.2     Exercise  of  Conversion  Privilege.
                      -----------------------------------

     (a) Conversion of the Series E Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section
5.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date at the time set forth in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. If such conversion will result in the conversion of all of such holder's shares of Series E Preferred Stock the Holder shall deliver the shares of Series E Preferred Stock to the Corporation by express courier within thirty (30) days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series E Preferred Stock shall be accompanied by a proper assignment thereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 5, and (ii) cause to be mailed for delivery by overnight courier to the Holder a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, together with cash, as provided in Section 5.3, in respect of any fraction of a Share issuable upon such conversion. The Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to the receipt of the Series E Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series E Preferred Stock shall have been surrendered, if required, as aforesaid at such time, and at such time the rights of the Holder of the Series E Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 5.3), to surrender the Series E Preferred Stock and to release the Corporation from all liability thereon.

     (b) If, at any time (i) the Corporation challenges, disputes or denies the right of a Holder to effect the conversion of the Series E Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 5.2 (other than with respect to the calculation of the number of Common Shares covered by the Conversion Notice) or
(ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the to effect the conversion of the Series E Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series E Preferred Stock for cash at a redemption price equal to one hundred and forty percent (140%) of the Conversion Amount of the shares sought to be converted by the Holder that are the subject of such injunction (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, unless the action taken by the Corporation in
(i) above has been upheld by a court of competent jurisdiction, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. Sec. 101 et seq.
                                                                         -------
(the "Bankruptcy Code").In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the Holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the conversion of the Series E Convertible Preferred Stock. The Corporation agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec. 362.

     SECTION  5.3     Fractional  Shares.  No  fractional Common Shares or scrip
                      ------------------
representing fractional Common Shares shall be issued upon conversion of the Series E Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series E Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

     SECTION  5.4     Reclassification, Consolidation, Merger or Mandatory Share
                      ----------------------------------------------------------
Exchange;  Adjustments  for  Splits,  Combinations.
--------------------------------------------------

          (a) At any time while the Series E Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series E Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series E Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series E Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series E Preferred Stock providing that the Holder shall have the right to convert such new Series E Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series E Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series E Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series E Preferred Stock had the Series E Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 5.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

     (b) The Conversion Price and the number of Common Shares into which the Series E Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Shares, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series E Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of Common Shares that might otherwise have been issued upon the conversion of the Series E Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Shares.

          SECTION  5.5     Mandatory  Conversion.  Series  E  holders  shall  be
                           ---------------------
required to convert if the common stock into which it is to convert has a market value equal to 200% of the stated value of the Series E. the market value shall be determined by the ten day trading average as calculated by taking the high bid for the 10 tens immediately preceding notice of mandatory conversion. Notice is to be provided in writing to the holders by the company. Mandatory conversion is effected at the sole discretion of the company. Notwithstanding the previous sentence, if applicable, unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series E Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series E Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a Mandatory Conversion would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall complete such Mandatory Conversion by (i) converting shares of Series E Preferred Stock which would result in the Corporation issuing shares of Common Stock equal to one less than an amount which would result in the Corporation issuing shares equal to the maximum Issuance Amount and (ii) redeeming the remaining shares of Series E Preferred Stock in cash at a price equal to the Optional Redemption Price. The Company has the right to waive this condition at its sole discretion.

     SECTION  5.6     Compliance  with  Section  13(d). Notwithstanding anything
                      --------------------------------
herein to the contrary, except on the Mandatory Conversion Date, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series E Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series E Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series E Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Such redemption shall be for cash at the Optional Redemption Price.

     SECTION 5.7     Stockholder Approval. If applicable, unless the Corporation
                     --------------------
shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series E Preferred
Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series E Preferred Stock would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). If in the event of the circumstances provided in the preceding sentence, a properly executed
Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of Series E Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) redeeming the number of shares of Series E Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at the Optional Redemption Price of the shares of Series E Preferred Stock to be so redeemed.

     SECTION  5.8 Notice of Certain Events. In the case of the occurrence of any
                  ------------------------
event described in subparagraphs (a), (b) or (f) of Section 5.1 or Section 5.4 of this Certificate of Designations, the Corporation shall cause to be mailed to the Holder of the Series E Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the Holders of record of Series E Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer is expected to become effective, and the date as of which it is expected that holders of record of Series E Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

SECTION  5.9  Put  Call  Agreement.  The  holders of the Series E shall have the
              --------------------
unconditional right to put $1 million dollars of stated value of stock per calendar quarter to the company for purchase. The company has an unconditional right to call such stock in the same amount and on the same schedule. The company has the right to also designate any third party as the counter-party to the put rights. The company also has the right to assign its call rights to any third party without consent of the preferred holders. The put-call right shall commence on January 1, 2002 and will continue for three subsequent quarters. Failure to fulfill obligations under the put agreement will be deemed an event of default and remedies available under the Security Agreement may be sought. If a preferred holder fails to deliver his Series E Preferred shares subject to the Call, then the Company may deposit such funds as such holder should have received pursuant to the call with the applicable State Indemnity Fund and upon such event of deposit, cancel the holder's Series E Preferred shares.

SECTION  5.10 Preemptive Call. On or anytime before January 1, 2003, the company
              ---------------
has the right to call the remaining series E stock outstanding which, after the events described in section 5.13, the original outstanding series E will be $21 million. This right is also transferable to a third party designee, or designees, in whole or in part, as determined in the sole discretion of the company; however, such transfer shall not serve to relieve the company of its liabilities pursuant to this Section 5.14. If this call option is not exercised, the holders can elect to continue to sell $1 million quarterly at their sole discretion. Alternatively, the holders may seek remedies available under the Security Agreement made part and parcel of the issuance of Series E Preferred.

SECTION 5.11 Public Offering. The holders of series E preferred are entitled to register for sale their shares in any planned public offering pursuant to the Registration Rights Agreement.

SECTION 5.12 Additional Share Authorization. The company may authorize and issue additional shares of Series E Preferred Stock, but only with the prior approval (in writing) of holders of at least 50% of the Series E Preferred Stock then issued and outstanding, except that the terms of this Section shall not apply if the new issue of Series E Preferred Stock is less than Five Million Dollars ($5,000,000.00).


                                    ARTICLE 6
                                  VOTING RIGHTS

Shareholders of the Series E Senior Preferred Stock have no voting power. Notwithstanding the above, the Corporation shall provide each Shareholder of Series E Senior Preferred Stock and the Agent with prior notification of any meeting of the stock shareholders (and copies of proxy materials and other information sent to Shareholders). In the event of any taking by the Corporation of a record of its stock shareholders for the purpose of determining stock shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Shareholder and the Agent, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the DGCL the vote of the Shareholders of the Series E Senior Preferred Stock, voting separately as a class or Series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Shareholders of at least a majority of the shares of the Series E Senior Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Shareholders of a majority of the shares of Series E Senior Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Shareholders of the Series E Senior Preferred Stock shall be entitled to notice of all Shareholder meetings or written consents (and copies of proxy materials and other information sent to Shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                                    ARTICLE 7
                              PROTECTIVE PROVISIONS

     So long as shares of Series E Senior Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Shareholders of at least 85% of the then outstanding shares of Series E Senior Preferred Stock:

     (a) alter or change the rights, preferences or privileges of the Series E Senior Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Series E Senior Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series E Senior Preferred Stock;

     (c) increase the authorized number of shares of Series E Senior Preferred Stock, except as expressly provided in Section 5.16, supra; or

     (d) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the Shareholders of shares of the Series E Senior Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     In the event Shareholders of at least 85% of the then outstanding shares of Series E Senior Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series E Senior Preferred Stock, pursuant to subsection (a) above, so as to affect the Series E Senior Preferred Stock, then the Corporation will deliver notice of such approved change to the Shareholders of the Series E Senior Preferred Stock that did not agree to such alteration or change (the "Dissenting Shareholders") and Dissenting Shareholders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designations as they exist prior to such alteration or change or continue to hold their shares of Series E Senior Preferred Stock.

                                    ARTICLE 8
                                  MISCELLANEOUS

     SECTION  8.1     Loss,  Theft, Destruction of Preferred Stock. Upon receipt
                      --------------------------------------------
of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series E Senior Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series E Senior Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series E Senior Preferred Stock, new shares of Series E Senior Preferred Stock of like tenor. The Series E Senior Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series E Senior Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION  8.2     Who  Deemed  Absolute  Owner. The Corporation may deem the
                      ----------------------------
Person in whose name the Series E Senior Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series E Senior Preferred Stock for the purpose of the conversion of the Series E Senior Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series E Senior Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     SECTION  8.3     Register.  The  Corporation  shall  keep  at its principal
                      --------
office a register in which the Corporation shall provide for the registration of the Series E Senior Preferred Stock. Upon any transfer of the Series E Senior Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series E Senior Preferred Stock register.

     SECTION  8.4     Withholding. To the extent required by applicable law, the
                      -----------
Corporation may withhold amounts of Redemption payments made pursuant to Schedule "A" for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series E Senior Preferred Stock.

     SECTION 8.6     Headings. The headings of the Articles and Sections of this
                     --------
Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized officers as of the 19th day of July 2001.

                         EMERGENT FINANCIAL GROUP, INC.


                         BY: /s/  Jason  Galanis
                            ----------------------
                         Name:  Jason  Galanis
                         Title: Chairman and Chief Executive Officer
                                Secretary